UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2021

GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING INTERNATIONAL, LLC
(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33988 033-80475	26-0405422 84-0772929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)
(770)
240-7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GPK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On May 21, 2021, Graphic Packaging International Partners, LLC (the “
Company
”), Graphic Packaging Holding Company (“
GPK
”), Graphic Packaging International, LLC, GPI Holding I, Inc. (“
Holding I
”) and International Paper Company (“
International Paper
”) completed the transactions contemplated by the Consent and Waiver Agreement (the “
Consent and Waiver Agreement
”), dated May 19, 2021 and the Exchange Agreement dated January 1, 2018. In connection with those transactions, the Company exchanged 22,773,072 membership interests (“
Common Units
”) held by International Paper for an equivalent number of shares of GPK Common Stock (the “
Exchange Shares
”),
and International Paper disposed of the Exchange Shares in transactions exempt from the registration requirements of the Securities Act of 1933.
After giving effect to the Exchange, International Paper will own no Common Units of the Company and Graphic Packaging will hold 100% of the Common Units of the Company.
Graphic Packaging Holding Company and Graphic Packaging International, LLC issued a press release on May 24, 2021 announcing the exchange. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release announcing the exchange of International Paper’s Common Units for Shares of Graphic Packaging Holding Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY GRAPHIC PACKAGING INTERNATIONAL, LLC (Registrants)

By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Executive Vice President, General Counsel and Secretary
Dated: May 24, 2021